UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

VSB Bancorp, Inc.

(Exact Name of Registrant as specified in its charter)

New York	0-50237	11-3680128

(State or other jurisdiction	Commission File	IRS Employer Identification
of incorporation)	Number	No.

4142 Hylan Boulevard, Staten Island, New York 10308

Address of principal (Zip/Postal Code) executive offices

Registrant’s telephone number: 718-979-1100

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01	Other Events

Index of Exhibits

SIGNATURES

ITEM 8.01	Other Events

          On April 21, 2009, the Company announced today that its Board of Directors has authorized the Company’s second Rule 10b5-1 stock repurchase program for the repurchase of up to 100,000 shares of the Company’s common stock. The Company had previously announced a repurchase program for 100,000 shares of its common stock on September 2, 2008, and as of today, 94,643 shares have been repurchased under that program. The second stock repurchase program, will commence upon the completion of the first program, which is expected to occur shortly, subject to market conditions.

          The Company currently has 1,829,241 shares of its common stock outstanding, and when and if the first repurchase program is completed, the Company will have 1,823,884 shares outstanding, subject to possible future events such as the discretionary exercise of outstanding stock options. Based upon that projected number of shares outstanding, the second repurchase program will represent up to 5.5% of the Company’s outstanding common stock as of the commencement of the second repurchase program. Purchases under the program will be made through open market transactions, negotiated block transactions or otherwise. The repurchase program will be undertaken and administered in accordance with Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended. The Company has once again selected Janney Montgomery Scott as its broker to effectuate the repurchase program. A copy of the press release announcing the second stock repurchase plan is attached as Exhibit 8.01 (a).

INDEX TO EXHIBITS

Exhibit No.	Description

8.01 (a)	Press release announcing second stock repurchase plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2009

VSB Bancorp, Inc.

By:	/s/ Ronald Giampaolo

Ronald Giampaolo
Vice President - Controller